KEWAUNEE SCIENTIFIC REPORTS RESULTS

                      NET EARNINGS FOR YEAR INCREASE 104%,
                               SALES INCREASE 9.9%

Exchange:   NASDAQ (KEQU)                            Contact: D. Michael Parker
                                                              704/871-3290

STATESVILLE,  N.C.  June 24, 2008  Kewaunee  Scientific  Corporation  (Nasdaq:
KEQU) today reported results for its fiscal year and fourth quarter ended April 30, 2008.

Net earnings for the year increased 104% to $3,134,000, or $1.23 per diluted share, up from net earnings of $1,540,000, or $0.62 per diluted share, in the prior year. Earnings benefited from a strong performance from the Company's domestic operations, improved profit margins, and continued growth of its international operations.

Sales for the year increased 9.9% to $89,510,000, up from sales of $81,441,000 in the prior year. Incoming orders were strong throughout the year, both domestic and international. The order backlog was a record year-end level of $58.7 million at April 30, 2008, up from $51.1 million at April 30, 2007. Sales from domestic operations increased to $73,768,000, up 10.8% from the prior year. Sales from international operations increased to $15,742,000, up 6.0% from the prior year.

"We made progress in a number of important areas in fiscal year 2008," said William A. Shumaker, President and Chief Executive Officer. "We are particularly pleased with the performance of our domestic operations, which were successful in increasing sales over all major product lines, building up our order backlog to record levels, and reducing manufacturing costs. Our international operations continued to execute well, with continued growth in sales, earnings, and order backlog during the year. In addition to operational accomplishments, our Statesville operations successfully moved to a new comprehensive ERP business management system late in the fourth quarter, and we successfully completed our project to become Sarbanes-Oxley Section 404 compliant.

"Our continued successes in fiscal year 2008 have made us a much stronger Company and keeps us on a solid track for long-term success and profitability," continued Mr. Shumaker. "Looking toward fiscal year 2009, we begin the year with a strong order backlog, good operating momentum, and healthy marketplaces for our products, both domestically and internationally. Like many businesses, we are challenged these days with extraordinary escalations in prices of raw materials, particularly steel and epoxy resin, energy, and transportation costs. We are aggressively pursuing strategies to minimize these increases."

The Company's financial condition further strengthened during the year. Working capital increased to $15.9 million at April 30, 2008, up from $12.3 million at the end of the prior year. Cash on hand at the end of the year increased to $4.3 million, up from $2.6 million at the end of the prior year. Bank borrowings and capital lease obligations were $5.0 million at year-end, as compared to $4.3 million at the end of the prior year, and the debt-to-equity ratio was .19-to-1 at year-end, as compared to .18-to-1 at the end of the prior year.

Net earnings for the fourth quarter were $446,000, or $.17 per diluted share, as compared to net earnings of $517,000, or $.21 per diluted share, in the prior year. Sales for the fourth quarter were $22,116,000, down slightly from sales of $22,721,000 in the same quarter of the prior year. Sales from domestic operations for the quarter were flat with the same quarter of the prior year, while sales from international operations declined slightly. Shipments and earnings were unfavorably impacted by inefficiencies and expenses associated with the Company's conversion during the quarter to a new comprehensive ERP system which incorporated all of the Company's business management systems.

As recently announced, the Company increased its quarterly cash dividend to eight cents per outstanding share, up from seven cents per share declared in the previous quarter.

Kewaunee Scientific Corporation is a recognized leader in the design, manufacture, and installation of scientific and technical furniture. The
Company's corporate headquarters and domestic manufacturing facilities are located in Statesville, North Carolina. The Company also has subsidiaries in Singapore and Bangalore, India that serve the Asian and Middle East markets. Kewaunee Scientific's website is located at http://www.kewaunee.com.

CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD SIGNIFICANTLY IMPACT RESULTS OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, ECONOMIC, COMPETITIVE, GOVERNMENTAL, AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, MARKETS, PRODUCTS, SERVICES, AND PRICES.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               Three Months Ended             Year Ended
                                                    April 30                   April 30
                                               2008          2007         2008          2007
                                              -------      -------       -------      -------
                                                   (Unaudited)

Net sales                                     $22,116      $22,721       $89,510      $81,441

Cost of products sold                          17,579       18,467        70,338       66,355
                                              -------      -------        ------      -------
Gross profit                                    4,537        4,254        19,172       15,086

Operating expenses                              3,748        3,363        13,559       11,728
                                              -------      -------        ------      -------
Operating earnings                                789          891         5,613        3,358

Other income                                       49           20            47           53
Interest expense                                    8         (146)         (294)        (670)
                                              -------      -------        ------      -------

Earnings before income taxes                      846          765         5,366        2,741
Income tax expense                                342          289         1,733          902
                                              -------      -------        ------      -------

Earnings before minority interests                504          476         3,633        1,839
Minority interests in subsidiaries                (58)          41          (499)        (299)
                                              -------      -------       -------      -------
Net earnings                                  $   446      $   517       $ 3,134      $ 1,540
                                              =======      =======       =======      =======

Net earnings per share
    Basic                                     $  0.17      $  0.21       $  1.24      $  0.62

    Diluted                                   $  0.17      $  0.21       $  1.23      $  0.62
Weighted average number of common shares
 outstanding (in thousands)
    Basic                                       2,551        2,494         2,530        2,493
    Diluted                                     2,577        2,502         2,557        2,495

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                     April 30       April 30
                                                       2008           2007
                                                     --------       --------
ASSETS
Cash and cash equivalents                            $ 3,784        $ 2,231
Restricted cash                                          480            372
Receivables, less allowances                          20,561         19,061
Inventories                                            6,984          5,869
Prepaid expenses and other current assets              1,847            981
                                                     -------        -------
  Total current assets                                33,656         28,514
Net property, plant and equipment                     11,825         11,255
Other assets                                           5,599          5,471
                                                     -------        -------
Total Assets                                         $51,080        $45,240
                                                     =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                                $ 4,551        $ 3,489
Current obligations under capital leases                 323            360
Accounts payable                                       8,929          8,437
Other current liabilities                              3,933          3,897
                                                     -------        -------
  Total current liabilities                           17,736         16,183
Other non-current liabilities                          6,397          5,009
Total stockholders' equity                            26,947         24,048
                                                     -------        -------
Total Liabilities and Stockholders' Equity           $51,080        $45,240
                                                     =======        =======